STATE OF FLORIDA

                               (Graphics omitted)

                               Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation of VIDKID DISTRIBUTION, INC., a Florida corporation, filed on July 28, 1997, as shown by the records of this office.

The document number of this corporation is P97000064975




                  Given under my hand and the Great Seal of the State of Florida, at Tallahassee, the Capital, this the Twenty-eighth day of July, 1997

                                                            /s/Sandra B. Mortham
                                                               Sandra B. Mortham
                                                              Secretary of State

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                            ARTICLES OF INCORPORATION

                                       OF

                          VidKid Distribution, Inc. cps

                                ARTICLE I - NAME

The name of this corporation is: VidKid Distribution, Inc.



                              ARTICLE II - DURATION

This corporation shall have perpetual existence.

                              ARTICLE III - PURPOSE

This corporation is organized pursuant to Florida Statutes ss.607 to engage in or transact any or all lawful activities or business permitted under the laws of the United States, the State of Florida or any other state, county, territory or nation.

                           ARTICLE IV - CAPITAL STOCK

This corporation is authorized to issue 1,000 shares of at $1.00 par value common stock.

                            ARTICLE V - VOTING RIGHTS

Except as otherwise provided by law the entire voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the outstanding common shares.

                    ARTICLE VI - PRINCIPAL PLACE OF BUSINESS

The principal place of business of this corporation is:

                              3100 North 29th Court
                               Hollywood, FL 33020

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                    ARTICLE VII - INITIAL BOARD OF DIRECTORS

This corporation shall have one (1) director initially. The number of directors may be increased from time to time by the By-Laws, but shall never be less than one. The name and address of the initial director is:

                                STEVEN ADELSTEIN
                              3100 North 29th Court
                               Hollywood, FL 33020

                           ARTICLE VIII - INCORPORATOR

The name and address of the person signing these Articles is:

                             J0HN P. WILKES, ESQUIRE
                              John P. Wilkes, P.A.
                      150 North Federal Highway, Suite 200
                            Fort Lauderdale, FL 33301

                             ARTICLE IX - AMENDMENT

This corporation reserves the right to amend any provisions contained in these Articles of Incorporation and any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

IN WITNESS WHEREOF, I HAVE HEREUNTO SET MY HAND AND SEAL THIS 22ND day of July , 1997.

                                                   /s/ John P. Wilkes
                                                   JOHN  P. WILKES, Incorporator
 STATE OF FLORIDA )
 COUNTY OF BROWARD)


 BEFORE ME, a notary public authorized to take acknowledgments in the State and County set forth above, personally appeared JOHN P. WILKES, personally known to me and known

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me to be the person who executed the foregoing Articles of Incorporation, and he acknowledged before me that he executed those Articles of Incorporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal in the State and County aforesaid this 22nd day of July ,1997.

RENEE M. TOUZALIN
MY COMMISSION / CC 388540
EXPIRES: June 28,1998
Bonded Thru notary Public Underwriters                     /s/Renee' M. Touzalin
                                                              ------------------
                                                              Renee' M. Touzalin
                                                 NOTARY PUBLIC, STATE OF FLORIDA
                                                               RENEE M. TOUZALIN

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.

In pursuance of Chapter 48.091, Florida Statutes, the following is submitted in compliance with said Act:

That VidKid Distribution, Inc. desiring to organize under the laws of the State of Florida with its principal office, as indicated in the Articles of Incorporation, in the City of Hollywood, Florida designates JOHN P. WILKES, ESQUIRE, located at 150 North Federal Highway, Suite 200, City of Fort Lauderdale, County of Broward State of Florida as its agent to accept service of process within this state.

ACKNOWLEDGMENT:

Having been named to accept service of process for the above stated corporation at place designated in this Certificate, I hereby accept to act in this capacity, and agree to comply with the provision of said Act relative to keeping open said office.

                                                               /s/JOHN P. WILKES
                                                               -----------------
                                                                  JOHN P. WILKES
                                                                Registered Agent